Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Vice President

Devin Sullivan

(714) 796-4271		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ACQUIRES MAJORITY OWNERSHIP IN

HIGHLY REGARDED BROTMAN MEDICAL CENTER

420-Bed Hospital Emerges from Bankruptcy With a Successful Reorganization

Driven by New Leadership of Prospect Medical Holdings;

Positioned to Continue Serving Culver City and West Los Angeles Areas

With Quality Healthcare and Solid Financial Footing

Highlights

•                  Brotman, a former Tenet Health System hospital, emerges from 18-month bankruptcy proceeding

•                  New Prospect management, Brotman physicians, nursing staff, executives, and employees  work together to execute successful facility improvement and financial turnaround

•                  After several years of significant operating losses, Brotman operating profitably for nearly 18 months, after non-recurring restructuring costs

•                  Hospital census data and other key metrics improved steadily during the 18-month reorganization period

•                  Brotman secured financing commitments of approximately $29.0 million

•                  Jewish Home for the Aging (“JHA”) provides approximately $23.0 million

•                  Gemino Healthcare Finance, LLC (“Gemino”) provides $6.0 million working capital facility

•                  Brotman and the JHA enter into agreement for JHA option to purchase land and construct senior living facility adjacent to Hospital

•                  Prospect increases ownership in Brotman from 33% to 72% with Prospect consolidating financials, as an acquisition that is expected to be accretive

Los Angeles, CA — April 14, 2009 — Prospect Medical Holdings, Inc. (NYSE Amex: PZZ) (“Prospect” or “the Company”) today announced that Brotman Medical Center, Inc. (“Brotman”) officially exited from Chapter 11 Bankruptcy Protection on April 14, 2009, and that the Company has increased its ownership in Brotman from approximately 33% to approximately 72%.  In exchange for its increased interest, Prospect made an additional investment of $1.8 million, and anticipates making a further investment of $0.7 million within six months.  Four existing shareholders of Brotman own the remaining 28%.

Brotman’s emergence from bankruptcy and Prospect’s majority ownership in the facility evidence the institution’s successful reorganization and its improved standing as a financially strong, well-run and needed hospital in the Culver City and West Los Angeles communities.

Founded in 1924 and based in Culver City, California, Brotman is a 420-bed acute care hospital that offers a wide range of inpatient and outpatient acute care services, including a 24-hour emergency room, rehabilitation, psychiatric care and chemical dependency services.  Following several years of significant operating losses, Brotman voluntarily filed for Chapter 11 Bankruptcy Protection in October 2007.  Prospect’s new Hospital Services segment, through the purchase of Alta Healthcare System, Inc., was then engaged to help return Brotman to operational profitability and will continue this process going forward.

Brotman Receives Commitments of Approximately $29.0 Million in Financing Facilities

As part of its Plan of Reorganization, Brotman obtained a commitment from Gemino Healthcare Finance, LLC for a three-year, $6.0 million, senior credit facility secured by accounts receivable at an interest rate of LIBOR plus 7% per annum.   In addition, the Los Angeles Jewish Home for the Aging (“JHA”) provided an aggregate of approximately $23.0 million in financing through a $16.0 million loan with a two-year term and a $6.25 million loan with a three-year term.  The entire financing is secured by real estate and personal property.  The interest rate on the $16.0 million loan is 10.0% per annum during the first year of the loan and 7.5% thereafter.  Under the $6.25 million loan, the interest rate is 10% per annum during the life of the loan.  The proceeds of the JHA loans were used to repay all existing senior secured loans at Brotman, including Debtor-In-Possession financing.  Prospect has not guaranteed any portion of the Gemino or JHA financing.

JHA Granted Option to Purchase Brotman-Owned Land and Construct New Senior Living Facility

As part of the JHA financing, Brotman has granted JHA an option to purchase, for cancellation of $16 million of debt, certain Brotman-owned land adjacent to the hospital, where JHA plans to construct a senior living facility.

Founded in 1912, the JHA is one of the foremost continuing senior living facilities in the United States and is the largest single-source provider of senior housing in Los Angeles.  In total, the JHA annually serves more than 1,700 seniors through an extraordinary continuum of services, including in-residence housing on two village campuses (spanning 16 acres), with services featuring independent-living “Neighborhood Home” accommodations, residential care, skilled nursing care, Alzheimer’s disease and dementia care, and end-of-life care.

Proven Strategies Combine with Shared Commitment

Sam Lee, Chairman and Chief Executive Officer of Prospect, and Chairman of Brotman commented, “The story of Brotman’s turnaround is, we believe, a noteworthy success that can be shared by our physicians and a variety of committed  stakeholders.  Prospect’s new management team, Brotman’s medical, administrative and other staff, and many others worked together to reshape and refine Brotman’s operations over the past 18 months, while putting the facility on a path to optimize its vast potential.  We instituted many of the same principles that have substantially improved the operations of our other businesses.  For nearly 18 months, Brotman is now consistently operating profitably for the first time in several years and we expect this to continue to improve.  Hospital census data, as well as many other key operating metrics, rose steadily during the reorganization process and continue to improve, although there is still much work to be done.”

Stan Otake, Chief Executive Officer of Brotman, stated, “This is more than a financial success story.  The importance of access to quality health care on a community’s ability to grow and prosper cannot be understated.  For more than 85 years, Brotman has served as a vital institutional anchor to the dynamic and evolving West Los Angeles community.  I want to thank the Governing Board of Brotman, our physicians, nurses, administrators and staff for their tireless efforts and dedication to the cause.  I would also like to thank JHA and Gemino for their financial commitment and support of our vision.  During a time when community hospitals are rapidly disappearing, Brotman’s survival and positive outlook are sources of much pride for all of us.”

Additional Financial Information

Effective April 14, 2009, Prospect began consolidating Brotman into its financial statements and expects to publish standalone Brotman audited and unaudited financial statements and pro forma financial information by no later than June 30, 2009.

ABOUT PROSPECT MEDICAL HOLDINGS

Prospect Medical Holdings operates five community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of approximately 14,000 specialist and primary care physicians.

This press release contains forward-looking statements.  Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise.  Statements contained herein that are not historical facts are forward-looking statements.  Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 29, 2008, as well as risks and uncertainties arising from Prospect’s acquisition of Alta and ProMed, and the debt incurred by Prospect in connection with those acquisitions.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

### #### ###